Exhibit 5.1

April 7, 2016	79891.00003

Viking Therapeutics, Inc.

12340 El Camino Real, Suite 250

San Diego, CA 92130

Re:	Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to Viking Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of: (i) the Registration Statement on Form S-1 (File No. 333-208182) of the Company (as amended through the date hereof and including all exhibits thereto, the “Initial Registration Statement”), including a related prospectus filed with the Initial Registration Statement (the “Prospectus”) relating to the proposed underwritten public offering (the “Offering”) of up to 6,993,243 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), and warrants to purchase up to 6,993,243 shares of the Company’s common stock, which includes shares of Common Stock and/or warrants to purchase shares of Common Stock that may be sold by the Company upon exercise of the option to purchase additional shares granted to the underwriters of the Offering; and (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). This opinion letter is rendered solely in connection with the 462(b)  Registration Statement relating to the registration of 1,631,757 shares (the “Shares”) of Common Stock and warrants to purchase up to 1,631,757 shares of Common Stock (“Warrants”), which includes shares of Common Stock and/or Warrants that may be sold by the Company upon exercise of the option to purchase additional shares granted to the underwriters of the Offering. The Shares and Warrants are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi)

Viking Therapeutics, Inc.

April 7, 2016

that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the certificate of good standing regarding the Company obtained from the Secretary of State of the State of Delaware; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

We have also assumed that the Shares and Warrants will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinions that: (i) the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable, (ii) the Warrants have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be valid and binding obligations of the Company, and (iii) the shares of Common Stock issuable upon exercise of the Warrants, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP